CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-197646) of our report dated June 27, 2014 relating to the consolidated balance sheets of GrowBlox Sciences, Inc. as of March 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the two (2) years then ended.  We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ LJ Sullivan certified Public Accountant, LLC

Miami Beach, Florida
November 10, 2014